Exhibit 10.11

SERVICE AGREEMENT

This service agreement (“Agreement”) is effective as of July 1, 2003 by and among the PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P. (the “Fund”), SEAPORT FUTURES MANAGEMENT INC., as the general partner of the Fund (the “General Partner”) and WACHOVIA SECURITIES, LLC (the “Service Provider”).

WHEREAS, the Fund is a Delaware limited partnership organized to trade futures contracts and other investments;

WHEREAS, the General Partner is a Delaware corporation registered with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”);

WHEREAS, Service Provider is registered with the CFTC and the National Futures Association (“NFA”) as a futures commission merchant (“FCM”) and is also registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) and is a member of the National Association of Securities Dealers, Inc. (“NASD”);

WHEREAS, the Fund has sold interests to the public (the “Interests”) pursuant to the terms of a prospectus (the “Prospectus”); and

WHEREAS, the General Partner wishes to engage the Service Provider as a service provider for the Fund and the Service Provider wishes to act as a service provider for the Fund.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Services to be Provided

The Service Provider agrees to perform the following services for limited partners of the Fund that have accounts with the Service Provider (“Limited Partners”): (a) inquiring of the General Partner from time to time, at the request of a Limited Partner, as to the Net Asset Value per Interest; (b) inquiring of the General Partner from time to time, at the request of a Limited Partner, regarding the commodity interest markets or the Fund; (c) assisting, at the request of the General Partner, in the redemption, exchange and transfer of Interests; and (d) providing such other services to the Limited Partners as the General Partner may, from time to time, reasonably request. To the extent that the Service Provider utilizes the services of its employees to assist it in performing the services described above, each such employee will be registered with the CFTC and will have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination.

In connection with the foregoing services, the Service Provider shall not give any written material other than such written material as has been approved in advance by the Fund or the General Partner. The Service Provider shall make no oral representation to any Limited Partner unless such representation is specifically set forth in the applicable Prospectus or properly approved written material.

2.	Undertakings

The General Partner and the Fund agree to cooperate with the Service Provider in the performance of the Service Provider’s services hereunder, and to provide the Service Provider with any and all information and documentation that the Service Provider reasonably requires in order to perform the services contemplated by this Agreement. Without limiting the generality of the foregoing, the General Partner agrees to provide the Service Provider with copies of (i) the Prospectus and any amendments or supplements thereto; (ii) any and all monthly and annual reports of the Fund; and (iii) all correspondence sent by the Fund and/or the General Partner to the Limited Partners.

3.	Representations and Warranties of the General Partner

The General Partner represents and warrants to the Service Provider that:

A.	The General Partner and the Fund have obtained and possesses all required governmental, regulatory and commodity exchange approvals and licenses and that each has effected all filings and registrations required in order to enter into and perform this Agreement, to conduct its business generally and to perform its obligations described hereunder and as described in the Prospectus.

B.	The General Partner and the Fund will maintain such approvals, licenses, filings and registrations throughout the term of this Agreement and shall notify the Service Provider immediately of any material change in such approvals, licenses, filings or registrations.

C.	The General Partner and the Fund have complied with all laws, rules and regulations applicable to its business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect their respective business, financial condition or earnings.

D.	There are no actions, suits or proceedings pending or, to the best of the General Partner’s knowledge, threatened against the General Partner or the Fund at law or in equity or before or by any Federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the ability of the General Partner or the Fund to comply with and perform their respective obligations under this Agreement or any Prospectus.

E.	This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding agreement, enforceable against the General Partner and the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other laws now or hereafter enacted affecting the enforcement of creditors’ rights generally and by legal and equitable restrictions on the availability of equitable remedies, including specific performance.

F.	Neither the General Partner nor the Fund will use the Service Provider’s name in any documents or correspondence in connection with the Fund without the express written consent of the Service Provider, which consent shall not be unreasonably withheld.

The representations and warranties contained in this Section 3 shall continue during the term of this Agreement, and, if at any time any event has occurred which would make or tend to make any of the foregoing not true, the General Partner will promptly notify the Service Provider in writing of such event.

4.	Representations and Warranties of the Service Provider

The Service Provider hereby represents and warrants to the Fund and to the General Partner that:

A.	It is duly registered Futures Commission Merchant as that term is defined under Section 4d of the Commodity Exchange Act as amended and the regulations thereunder and is a registered member of NFA.

B.	It is registered with the SEC as a broker-dealer and is a registered member of the NASD.

C.	It will maintain the foregoing registration status throughout the time it performs any services under this Agreement.

D.	It has complied with all laws, rules and regulations having application to its business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect the business, financial condition or earnings of the Service Provider.

E.	There are no actions, suits or proceedings pending or, to the best knowledge of the Service Provider, threatened at law or in equity or before or by any Federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the ability of the Service Provider to comply with and perform it obligations under this Agreement, except as set forth in Exhibit A attached hereto.

F.	This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding agreement, enforceable against it, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other laws now or hereafter enacted affecting the enforcement of creditors’ rights generally and by legal and equitable restrictions on the availability of equitable remedies, including specific performance.

G.	The Service Provider will not use the name of the General Partner or the Fund in any documents or correspondence, other than those necessary for the Service Provider to perform the services enumerated in Section 1 hereof, without the express written consent of such Fund and the General Partner, which consent shall not be unreasonably withheld.

The representations and warranties contained in this Section 4 shall continue during the term of this Agreement, and, if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Service Provider will notify the General Partner and the Fund in writing of such event.

5.	Indemnification

A.

The General Partner and the Fund shall indemnify and hold harmless the Service Provider, and its officers, directors, employees and affiliates, from any claims, suits, controversies, judgments, losses, awards or settlements (including, without limitation, reasonable attorneys’ fees and expenses) caused by, or related to, (i) the General Partner’s or the Fund’s material breach of any applicable provision of this Agreement; or (ii) the General Partner’s or the Fund’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement. Notwithstanding the preceding sentence, the General Partner and the Fund shall be entitled to an appropriate offset for any indemnification obligations that are caused, in part or in whole, by Service Provider’s breach of any provision of this Agreement or Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement.

B.	The Service Provider shall indemnify and hold harmless the General Partner and the Fund, and their respective officers, directors, employees and affiliates, from any claims, suits, controversies, judgments, losses, awards or settlements (including, without limitation, reasonable attorneys’ fees and expenses) caused by, or related to, (i) the Service Provider’s material breach of any applicable provision of this Agreement; or (ii) the Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement. Notwithstanding the preceding sentence, the Service Provider shall be entitled to an appropriate offset for any indemnification obligations that are caused, in part or in whole, by the General Partner’s or the Fund’s breach of any provision of this Agreement or Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement.

6.	Limitation of the Service Provider’s Liability

The Service Provider shall incur no liability to the Fund, the General Partner, any Limited Partner or any other party except to the extent caused by the Service Provider’s negligence or willful misconduct in performing its obligations under this Agreement, or its material breach of any representation, warranty, covenant or term of this Agreement.

7.	Compensation

In consideration of the Service Provider’s services provided as specified herein, the General Partner will pay or cause to be paid to the Service Provider a monthly service fee, which on an annual basis will equal 4% of the Net Asset Value of such Interests beneficially owned by Limited Partners of the Fund as of the applicable date of determination who hold such Interests through accounts maintained with the Service Provider, provided that, as set out in Section 1, the Service Provider remains registered with the CFTC as a FCM and remains a member in good standing of the NFA in such capacity, and the registered representatives of the Service Provider responsible for the servicing of each Interest which is the subject of the compensation paid to the Service Provider hereunder are registered with the CFTC and have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination. These payments should be made within a reasonable time following each month, but in no event later than 15 days following the end of each month. From the date of this Agreement, and until further written notice from the General Partner, the Service Provider shall be paid such fees out of the brokerage and services fee that Prudential Equity Group, Inc., f/k/a Prudential Securities Incorporated (“PEG”) receives from the Fund.

8.	Miscellaneous

A.	This Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns; provided that such successors and assigns shall be deemed to make the same representations and warranties contained in this Agreement as their predecessors.

B.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles.

C.	This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein and supersedes any prior agreements, whether verbal or written, among them.

D.	This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing among the parties or from any failure by any party to assert its rights under this Agreement on any occasion or series of occasions.

E.	If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, or regulation of any court or regulatory body, exchange, or board of trade having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those as to which it is held inconsistent, shall not be effected thereby.

F.	Any and all disputes arising out of or relating to this Agreement shall be settled by arbitration pursuant to the rules of the NFA in force at the time arbitration is demanded. Any award rendered thereon by the arbitrators shall be final and binding on each and all the parties thereto and judgment may be entered in any court having jurisdiction thereof.

G.	This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, the Fund and the Service Provider agree that the General Partner may assign this Agreement in connection with the sale of, and to the acquiror of, all or substantially all of the business or assets of the General Partner, provided such acquiror expressly assumes and agrees in writing to perform this Agreement in the same manner and to the same extent that the General Partner would be required to perform if no such transaction had taken place. For the avoidance of doubt, it shall not be considered an assignment of this Agreement by the General Partner if the ownership of the General Partner is transferred to an affiliate of PEG, including, but not limited to, Prudential Financial Derivatives, LLC.

H.	This Agreement may be executed and delivered in counterparts, each of which will be deemed an original.

I.	Headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.	Termination

This Agreement may be terminated by any party hereto upon 30 days’ prior written notice to the other parties. Such notice shall have no effect on any outstanding rights, obligations or liabilities of the parties prior to the receipt of such notice and the effective date of termination of this Agreement.

10.	Notices

Any notice required to be delivered pursuant to this Agreement shall be in writing and shall be delivered by courier service, telex, facsimile transmission, or other similar means and shall be effective upon receipt by the party to whom such notice shall be directed.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned with effect as of the date written above.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.
By:	SEAPORT FUTURES MANAGEMENT INC.

By:	/s/ Brian Martin
	Name:	Brian Martin
	Title:	President

SEAPORT FUTURES MANAGEMENT INC.

By:	/s/ Brian Martin
	Name:	Brian Martin
	Title:	President

WACHOVIA SECURITIES, LLC

By:	/s/ Leah Wehinger
	Name:	Leah Wehinger
	Title:	Managing Director